                                                                  EXHIBIT 10.23

                     AMENDED AND RESTATED LEASE AGREEMENT

   This Amended and Restated Lease Agreement made this 15th day of March, 1995, by The Prudential Insurance Company of America, a New Jersey corporation, authorized to do business in Massachusetts with an office at c/o Prudential Real Estate Investors, Three Gateway Center, 13th Floor, 100 Mulberry Street, Newark, New Jersey 07102-4077 (hereinafter called "Landlord") and Phoenix Technologies Ltd., a Delaware corporation with an office at 846 University Avenue, Norwood, Massachusetts 02081 (hereinafter called "Tenant").


                               WITNESSETH THAT

   Landlord and Tenant previously entered into a lease dated June 29, 1989 (the "Original Lease") with respect to the Building commonly known as 846 University Avenue, Norwood, Massachusetts (the "Building"). Pursuant to a letter agreement dated January 11, 1995 among Tenant, Maric, Inc. and others (the "Preliminary Letter Agreement"), Tenant agreed to restructure the Original Lease and to pay for the construction of tenant improvements in those portions of the Building which Tenant was relinquishing. Landlord and Tenant have agreed to amend and restate the Original Lease to effect the restructuring contemplated by said letter agreement.

   In consideration of the rent and covenants herein set forth and contained, on the part of Tenant to be paid, performed and observed, Landlord does hereby demise and lease unto Tenant approximately 17,638 rentable square feet
(RSF) on the first floor (hereinafter called the "Premises") per Exhibit "A" in the Building containing 63,514 square feet located on a parcel of land situated on University Avenue, containing approximately 4.612 acres of land (the "Lot"), together with the right to use in common with Landlord and others from time to time entitled thereto the common areas of the Building (including without limitation lobbies, restrooms, elevators), all appurtenances to the Building, the parking spaces and the Lot, including the right to use in common the roads, driveways and utilities serving or adjacent to the Building or the Lot (hereinafter collectively called the "Property").

   The Premises are outlined on Exhibit "A" attached and made a part hereof. The Building and Lot are outlined on Exhibit "A-1" attached and made a part hereof.

                                     ARTICLE I
                                       TERM

   1.1 To have and to hold the Premises for an original term beginning at 12:01 a.m. on the Term Commencement Date, and shall end at 12:00 midnight on July 27, 1998.

   1.2 The Term Commencement Date shall be the date hereof. The "Adjustment Date" shall mean the Rent Commencement Date as such term is defined in the Lease between Landlord and NYL of even date (the "NYL Lease"), but in no event later than June 1, 1995. Landlord and Tenant shall, at the request of either, execute an acknowledgment, specifying the Adjustment Date.

                                  ARTICLE II
                               PAYMENT OF RENT

   Tenant covenants and agrees with Landlord to pay as rent during the term hereof and so long thereafter as Tenant or anyone claiming under Tenant occupies the Premises:

   2.l   A fixed rental at the rates and in the amounts set forth in Exhibit 1 attached and made a part hereof on the first day of each month in advance commencing on the Term Commencement Date. In the event there is any partial month at the beginning or end of the term, the monthly rent for such partial month will be adjusted proportionately and shall be paid on the Term Commencement Date or the first of the month, as the case may be. Fixed rent shall continue to be payable hereunder, as adjusted in accordance with
Exhibit 1, through July 27, 1998, notwithstanding that Tenant may cease to occupy space in the Building.

   2.2 Tenant shall pay to Landlord, as part of Operating Costs as specified in Section 2.2.5, Tenant's proportionate share of the actual taxes levied against the Property, including any adjustment for abatements of all real estate and personal property taxes levied or assessed or becoming due on the lot and the Building and other improvements located on the Lot for each tax period included in the term and a proportionate amount for any partial period at the beginning and end thereof.

   2.2.1 Taxes shall include Tenant's proportionate share of each installment of any public, special or betterment assessment levied or assessed or becoming payable for or in respect of the Lot or Building, or both for each installment period wholly included in the term, and, a proportionate amount for any fraction of an installment period included in the term at the beginning or end thereof, provided only in the case of each respective assessment that Landlord shall have elected to pay such assessment in installments over the longest period permitted by law and not otherwise. Landlord hereby represents to Tenant that to the best of its knowledge, no such special assessments have been assessed against the Lot and Building in the past nor are any pending or threatened at the date hereof.

   Landlord shall, within thirty (30) days of receipt of Tenant's Request, deliver to Tenant copies of tax bills and accounting as to how Tenant's share of taxes was arrived at.

   Landlord agrees to monitor the tax assessments of the Lot and Building in relationship with other properties in the town and to the extent Landlord deems appropriate to timely file applications for abatement of real estate taxes and reductions of assessed valuation. In the event Landlord elects not to seek an abatement after being requested to do so by Tenant, Landlord shall authorize Tenant to pursue, at Tenant's expense, an abatement.

   2.2.2 All taxes levied on the personal property of Tenant shall be the obligation of and be paid by Tenant whether the same is assessed to Tenant or Landlord and whether the same shall be considered part of the realty or personalty and further that Tenant agrees to indemnify, and hold harmless the Landlord from any loss, damage, debt or claim resulting therefrom.

   2.2.3 If, at any time during the term, under the law of the United States or any state or political subdivision thereof in which the Premises are situated, there shall be adopted some other method of taxation on real estate as a substitute in whole or in part for taxes on real estate as now constituted, such as tax on the fixed rent, additional rent or the other charges payable by Tenant hereunder, by whatever name called which is levied, assessed or imposed against Landlord or the rent or other charges payable hereunder to Landlord, (which substitute tax on the fixed rent, additional rent, or other charges or other substitute method of taxation are hereinafter collectively referred to as "Substitute Taxes" and shall be applicable to all owners of commercial real estate generally), Tenant shall pay its proportionate share of Substitute Taxes, calculated as if the tax parcel on which the Building is located was the only property of Landlord. Provided, however, that the taxation of Landlord's income by the United States and the Commonwealth of Massachusetts, presently referred to as the "Federal Income Tax" and "State Income Tax" or similar methods of taxation, including any local income taxes, are not intended to be herewith applicable and are specifically excluded, and

Tenant shall not be required to pay any such income taxes, and further provided that Tenant shall not be required to pay any franchise, corporate, estate, inheritance, succession, capital gains, transfer, profits or revenue or other similar taxes of Landlord. Furthermore, Tenant shall not be required to pay any amounts with respect to any real estate taxes, personal property taxes or betterment assessments (i) relating to or resulting from the sale of the Building, (ii) for periods not within the term of this Lease,
(iii) fines or penalties incurred due to a failure of Landlord to make timely payment of taxes. Tenant's obligations under this Section 2.2.3 shall survive termination of this Lease.

   2.2.4 Tenant shall provide Comprehensive Liability Insurance indemnifying Landlord and Tenant against all claims and demands for any injury to person or property (except for claims resulting from the negligence of Landlord, its principals, partners, officers, representative, contractors, agents and/or employees) which may be claimed to have occurred on the Premises in amounts which shall, at the beginning of the term, be not less than $l,000,000 for property damage, $l,000,000 for injury or death of one person and $l,000,000 for injury or death of more than one person in any single accident, and, from time to time during the term, shall be in such higher amounts, if any, as are customarily carried in the suburban Boston area on property similar to the Premises and used for similar purposes. Such insurance shall be written by companies licensed to do business in Massachusetts and be reasonably acceptable to Landlord and may be in the form of a blanket and as an umbrella policy covering more than one location. Landlord acknowledges that Tenant's current insurance company is acceptable. Tenant may provide such protection through a self insurance program reasonably acceptable to Landlord. Tenant shall provide Landlord with evidence, reasonably acceptable to Landlord, of all insurance required in connection with the Premises.

   2.2.4.1 Tenant shall pay to Landlord, as a part of Operating Costs as specified in Section 2.2.5, Tenant's proportionate share of the cost to Landlord of taking out and maintaining throughout the term of this lease, and Landlord shall maintain throughout the term of this Lease, the following insurance protecting Landlord:

   2.2.4.1.1 (a) Fire Insurance with extended coverage in an amount at least equal to the full replacement cost of the Building at the time of loss, and rent loss insurance protecting Landlord against abatement or loss of rent (resulting from damage to the building) in an amount equal to at least all rent and additional rent payable under this Article II for one year or such other period as may be required by Landlord's mortgagee; and (b) Landlord shall provide Comprehensive Liability Insurance indemnifying Tenant and Landlord against all claims and demands for any injury to person or property (except for claims resulting from the negligence of Tenant, its principals, partners, officers, representative, contractors, agents and/or employees) which may be claimed to have occurred on the Property in amounts which shall, at the beginning of the term, be not less than $l,000,000 for property damage, $l,000,000 for injury or death of one person and $l,000,000 for injury or death of more than one person in any single accident, and, from time to time during the term, shall be in such higher amounts, if any, as are customarily carried in the suburban Boston area on property similar to the Premises and used for similar purposes.

   2.2.4.1.2 Insurance against loss or damage from sprinklers and from leakage or explosion or cracking of boilers, pipes carrying steam or water, or both, pressure vessels or similar apparatus, in the so-called "broad form" and in such amounts as Landlord may reasonably require. Also, insurance against other hazards as may from time to time be required by any bank, insurance company or other lending institution holding a mortgage on the Premises, provided that such insurance is customarily carried in the suburban Boston area on property similar to the Premises and used for similar purposes.

   2.2.4.1.3 Policies for insurance required under the provisions of Subsections 2.2.4.1.1 and 2.2.4.1.2 shall, in the case of loss, be first payable to the holders of any mortgages on the Premises and shall be deposited with the holder of any mortgage on the Premises or with Landlord, as Landlord may elect. Landlord reserves the right to provide the insurance required under Sections 2.2.4.1.1 and 2.2.4.1.2 or insurance in substitution acceptable to Landlord through a blanket policy and Tenant agrees to pay an allocated portion of the costs of such blanket policy. The amount of insurance carried by Landlord pursuant to Sections 2.2.4.1.1 and 2.2.4.1.2 shall be reasonably acceptable to Tenant to insure sufficient net proceeds to restore the Premises pursuant to Article IV.

   2.2.4.2 All insurance which is carried by either party with respect to the Premises, whether or not required; if either party so requests it can be so written, and if it does not result in additional premium, or if the requesting party agrees to pay any additional premium, shall include provisions which either designate the requesting party as one of the insured or deny to the insurer acquisition by subrogation of rights of recovery against the requesting party. The requesting party shall be entitled to have certificates of any policies containing such provisions. Each party hereby waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing said provisions. Neither Landlord nor Tenant shall acquire as insured under any insurance carried by the other party any right to participate in the adjustment of loss or to receive insurance proceeds and agrees upon request promptly to endorse and deliver to Landlord or Tenant as the case may be any checks or other instrument in payment of loss in which the other is named payee.

   2.2.4.3 Landlord shall, at Tenant's expense, install a separate electric meter for lighting, office machines and tenant equipment including any special installation unique to Tenant's use in the Premises which meter may, at Landlord's discretion, either be a meter which is read by the utility providing such electrical service or a so-called check meter monitoring Tenant's usage of electricity. Tenant agrees to reimburse Landlord monthly throughout the term for, or pay directly to the applicable utility all costs related to electricity consumed in the Premises for lighting, office machines, tenant equipment including any special installations unique to Tenant's use. If Tenant is to reimburse Landlord, Tenant's electrical reimbursement charge will be calculated by multiplying Tenant's usage times Landlord's per unit cost of electricity for the period to which the reimbursement applies.

   2.2.5  OPERATING COSTS

   With reference to the Operating Costs described in this Section 2.2, it is agreed as follows:

   a) Commencing on the date hereof, Tenant shall pay to the Landlord, as additional rent, monthly, in advance, during the first lease year, one-twelfth (1/12) of Tenant's proportionate share, of Landlord's good faith estimate of calendar year 1995 actual (adjusted to reflect a full year's operations) Controlled Operating Costs for the Property, but in no event more than $2.82 per rentable square foot for calendar year 1995. Commencing January 1, 1996, Tenant shall pay to Landlord, as additional rent, monthly, in advance, during the balance of the lease term, 1/12 of Tenant's proportionate share of Landlord's good faith estimate of the Controlled Operating Costs for the Property for such lease year. Tenant shall receive by March 31 following each lease year a statement summarizing the actual Controlled Operating Costs in reasonable detail for such lease year. If the total amount of estimated Controlled Operating Costs actually received by the Landlord from the Tenant for any lease year shall be less than Tenant's proportionate share of the actual Controlled Operating Costs for such lease year, then the amount of such difference shall be payable by the Tenant within twenty (20) days of receipt of the annual statement summarizing Operating Costs. If the total amount of the estimated Controlled Operating Costs actually received by the Landlord from the Tenant for any lease year shall be greater than Tenant's proportionate share of the actual Controlled Operating Costs for such lease year, then the Landlord shall pay to the Tenant within twenty (20) days following receipt by Tenant of such statement the amount of such excess. The obligations of Landlord and Tenant with respect to the adjustment of Controlled Operating Costs shall survive the termination or expiration of the term.

   b) Commencing on the date hereof, Tenant shall pay to the Landlord as additional rent, monthly, in advance, during the Lease term, installments of Landlord's good faith estimate of Uncontrolled Operating Costs equal to one-twelfth (1/12) of Tenant's proportionate share of such estimated Uncontrolled Operating Costs for such year. Tenant shall receive by March 31 following each lease year a statement summarizing the actual Uncontrolled Operating Costs in reasonable detail for such lease year. If the total amount of estimated Uncontrolled Operating Costs actually received by the Landlord from the Tenant for any lease year shall be less than Tenant's proportionate share of the actual Uncontrolled Operating Costs for such lease year, then the amount of such difference shall be payable by the Tenant within twenty (20) days of receipt of the annual statement summarizing actual Uncontrolled Operating Costs. If the total amount of the estimated Uncontrolled Operating Costs actually received by the Landlord from the Tenant for any lease year shall be greater than Tenant's proportionate share of actual Uncontrolled Operating Costs for such lease year, then the Landlord shall pay to the Tenant within twenty (20) days following receipt by Tenant of such statement the amount of such excess. The obligations of Landlord and Tenant with respect to the adjustment of Uncontrolled Operating Costs shall survive the termination or expiration of the term.

   c) As used herein, estimated Controlled Operating Costs and estimated Uncontrolled Operating Costs shall be adjusted to reflect 100% occupancy for twelve (12) months, for the immediately preceding lease year.

   d) For the purposes of this Article,

   (i) "lease year" shall mean any calendar year from January 1 to December 31. The first lease year shall begin on the Term Commencement Date and end on December 31, 1995, and the last lease year during the term of this Lease shall end on the date this Lease terminates;

   (ii) "Uncontrolled Operating Costs" shall mean and include all real estate taxes and assessments, all costs for insurance, all charges for electricity (excluding electricity furnished to tenants for lighting, office machines and Tenant equipment including any installation unique to Tenant's use) and all charges and for assessments for gas, sewer and water services, sewer line maintenance, the cost of an on-site management office and all net out-of-pocket costs incurred by Landlord in connection with the operation of the cafeteria (excluding rent for the space occupied by the cafeteria), provided, that Tenant may on 30 days notice to Landlord and NYL Benefit Services Company, Inc., discontinue the use of the cafeteria and in such event no portion of the costs of the cafeteria shall be included as an Operating Cost;

   (iii) "Controlled Operating Costs" shall include any and all other costs reasonably and actually incurred by Landlord in the operation and maintenance of the Premises including but not limited to:

   (1) All reasonable expense incurred by the Landlord or its agents which shall be directly related to employment of day and night supervisors, janitors, handymen, engineers, mechanics, electricians, plumbers, porters, cleaners and other personnel (including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workmen's compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on the Landlord or its agents pursuant to any collective bargaining agreement), for services in connection with the operation, repair, maintenance, cleaning and protection of the Building, the Building heating, ventilating, air-conditioning, electrical, (exclusive of the charges for electricity) plumbing, and elevator systems and the Lot and personnel engaged in supervision of any of the persons mentioned above, all in a manner which is customarily provided to first-class office space in suburban Boston (collectively, "the Operation" of the Building). All costs related to personnel who provide services to properties other than the Building shall be allocated based on the time spent at each property;

   (2) The cost of services, materials and supplies furnished or used in the Operation of the Property;

   (3) The cost of replacements for tools and equipment used in the Operation of the Property;

   (4) The amounts paid to managing agents and for reasonable legal and other professional fees relating to the Operation of the Property but excluding such fees paid in connection with negotiations for leases; provided, however, management fees for the Building shall not exceed $54,000 per year for the first three years of the Lease or 5% of the gross rental income of the Building for any period of time thereafter.

   (5) Insurance Premiums in connection with the Property as set forth in
   Section 2.2.4.1 above;

   (6) The costs of plowing and snow removal, landscaping; maintaining driveways, the shared roadway and walkways servicing the Building; maintaining loading docks in good repair and reasonably free of snow and ice;

   (7) Amounts paid to independent contractors for services, materials and supplies furnished for the Operation of the Property;

   (8) All other expenses incurred in connection with the operations of the Property.

   (iv) "Operating Costs" shall mean Controlled Operating Costs and Uncontrolled Operating Costs. Operating Costs shall be computed on an accrual basis and shall be determined in accordance with generally accepted accounting principles consistently applied. They may be incurred directly or by way of reimbursement, and shall include taxes applicable thereto.
   The Landlord shall use reasonable efforts to obtain competitive prices for the goods and services provided in the operation of the Property. The following shall be excluded from Operating Costs:

   (1) Salaries and related benefits or any portion of officers and executives of the Landlord who are not classified as property managers or as reporting to property managers;

   (2) Depreciation of the Building;

   (3) Interest and amortization on indebtedness;

   (4) Expenses for which the Landlord, by the terms of this Lease or any other lease covering any portion of the Property, makes a separate charge;

   (5) The cost of any electric current furnished by third party utilities directly to and paid for by the Tenant or any other tenant of the Property;

   (6) Leasing fees or commissions except Landlord and Tenant shall pay brokerage fees as set forth in the Preliminary Letter Agreement;

   (7) Repairs or other work occasioned by the exercise of right of eminent domain;

   (8) Renovating or otherwise improving or decorating, painting or redecorating leased space for tenants or other occupants or vacant tenant space, other than ordinary maintenance provided to all tenants, except in all common areas;

   (9) Landlord's costs of utilities and other services sold separately to tenants for which Landlord is entitled to be reimbursed by such tenants as an additional charge over and above the base rent and operating expense or other rental adjustments payable under the lease with such tenant;

   (10) Expenses in connection with services or other benefits of a type which Tenant is not entitled to receive under the Lease but which are provided to another tenant or occupant;

   (11) Expenses, including rental, created under any ground or underlying leases;

   (12) Any particular items and services for which tenant(s) otherwise reimburses Landlord by direct payment over and above fixed rent and operating expense adjustments;

   (13) Any expense for which Landlord is compensated through proceeds of insurance, condemnation or otherwise;

   (14) Expenses for periods of time not included within the term of this Lease;

   (15) All other items which under generally accepted accounting principles as consistently applied in the real estate industry for first-class office buildings are properly classified as capital expenditures. Notwithstanding the foregoing, if during the Term of this Lease, Landlord shall make a capital expenditure which is necessary to meet the requirements of applicable law, regulations or ordinances first applicable after the date hereof, or which is designed to increase the operating efficiency of the Building (which for purposes hereof, shall mean that the aggregate cost savings related to such capital improvement can reasonable be expected to equal the amount of such capital expenditure (plus the interest factor hereinafter referred to) within the generally accepted useful life of such improvement), the total cost of which is not properly includable in Operating Costs for the year in which it was made, there shall nevertheless be included in such Operating Costs for each succeeding year the annual charge-off of such capital expenditure. Annual charge-off shall be the amount which will fully amortize the original capital expenditure over the number of years of useful life of the improvement made with the capital expenditure. Annual charge-off shall be the amount which will fully amortize the original capital expenditure over the number of years of useful life of the improvement made with the capital expenditure, on the basis of level annual payments of combined principal and interest at the rate then being charged by institutional lenders for loans to finance the item over its useful life. The useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of making such expenditure;

   (16) Cost of rebuilding after casualty or taking or in the removal, abatement or remediation of hazardous substances or materials caused by Landlord or persons other than Tenant;

   (17) All Operating Costs shall be reduced by the amount (net of collection costs) of any insurance reimbursement, discount or allowance received by the Landlord in connection with such costs; and

   (18) All costs, charges and expenses not properly included as operating costs under the NYL Lease.

   (v) Tenant's "proportionate share" as used in this Lease shall be 100% of the total Operating Costs until the Adjustment Date and thereafter shall be 27.77% of the total Operating Costs unless subsequently adjusted pursuant to
Exhibit 1.

   d) By March 31 following the completion of each lease year, Landlord shall submit to Tenant a statement in reasonable detail showing the actual Controlled and Uncontrolled Operating Costs for such lease year. Tenant shall have thirty (30) days after receipt of such statement to notify Landlord that Tenant intends to cause such statement to be reviewed. After receipt of such notice, and so long as Tenant is not in default (after the expiration of applicable grace periods) hereunder unless the default is related to a dispute relating to Operating Expenses, Landlord shall make such statement, and the supporting documentation therefore, available to Tenant or Tenant's representative for inspection at the location Landlord maintains such records during normal business hours and upon reasonable advance notice. Tenant shall provide Landlord with a copy of the report issued in connection with such inspection. In the event Tenant does not give Landlord notice within such 30-day period, Landlord's statement shall be deemed to be accepted by Tenant without dispute and Tenant's rights to inspect Landlord's records with respect to such statement shall be waived. The right to inspect pursuant to this Section 2.2.5(d) shall not extend to any assignees or subtenants of the original Tenant hereunder.

                                   ARTICLE III
                        COVENANTS OF TENANT AND LANDLORD

    Tenant and Landlord covenant and agree:

   3.l   To pay when due all rent and other charges payable by Tenant hereunder.

   3.2 To keep the Premises including, without limitation, both the inside and outside of all doors therein, in the same order and repair as they are in on the Rent Commencement Date, reasonable use and wear and damage by fire or casualty and damage by Landlord, its principals, partners, officers, agents, contractors, employees and other persons for whose conduct Landlord is responsible only excepted. Subject to damage covered by manufacturer's warranties or otherwise insured against and not the fault of Landlord, its principals, partners, officers, agents, contractors, employees or other persons for whose conduct Landlord is responsible, Tenant shall keep all interior glass in good repair. Landlord shall also make, at Tenant's expense, all repairs to the Building, (including, without limitation, the structure, outer walls, exterior glass and roof thereon and common areas therein) and the Lot, if the same are occasioned by Tenant's improper use thereof, or by the intentional acts or negligence of Tenant, its agents, invitees or employees and if such repairs are not reimbursable by Landlord's insurance carriers. Maintenance and repair of equipment located within the Premises such as kitchen fixtures, special air conditioning equipment, private bathroom fixtures or any other type of special equipment together with related plumbing or electrical services, whether installed by Tenant or by Landlord on behalf of Tenant, shall be the sole responsibility of Tenant and Landlord shall have no obligation in connection therewith, except for the kitchen sink and associated plumbing which Landlord shall maintain and repair. Tenant shall continuously occupy the Premises for its intended use for the term of this Lease.

   3.3 The Tenant shall indemnify and save harmless the Landlord, its partners, officers, agents and employees of the Landlord, from and against all claims, expenses or liability of whatever nature resulting from any act, omission or negligence of the Tenant, or the Tenant's contractors, licensees, agents, servants or employees, or the failure of the Tenant or such persons to comply with any rule, order, regulation or lawful direction now or hereinafter in force of any public authority, to the extent the same are related directly to the Premises or the Tenant's use thereof, or arising directly or indirectly from any accident, injury or damage, however caused, to any person or property on or about the Premises; provided, however, that in no event shall the Tenant be obligated under this Section 3.2 to indemnify the Landlord, its agents, principals, partners, officers, employees, contractors, or representatives of the Landlord where such claim, expense or liability arose from any default, act, omission, fault, negligence or other misconduct of the Landlord, Landlord's contractors, agents, principals, partners, officers, employees, or representatives on or about the Premises or the Property.

   This indemnity and hold harmless agreement shall include indemnity against all reasonable expenses and liability incurred in or in connection with any such claim or proceeding brought thereon and the defense thereof with counsel reasonably acceptable to the Landlord or counsel selected by an insurance company which has accepted liability for such claim.

   3.3.1 The Tenant agrees to use and occupy the Premises and to use other portions of the Lot as the Tenant is herein given the right to use at the Tenant's own risk, and the Landlord shall have no responsibility or liability for any loss of or damage to fixtures, equipment or other personal property of the Tenant except for damage caused by the willful or negligent acts of Landlord, its agents, principals, partners, officers, employees, or representatives.

   3.3.2 The Tenant agrees that the Landlord shall not be responsible or liable to the Tenant, or to those claiming by, through or under the Tenant, for any loss or damage resulting to the Tenant or those claiming by, through or under the Tenant, or its or their property, for any loss or damage from the breaking, bursting, crossing, stopping or leaking of electric cables and wires, and water, gas, sewer or steam pipes or like matters, except for such loss or damage resulting from the negligence of Landlord, its agents, principals, partners, officers or employees or independent contractors retained by or on behalf of Landlord.

   3.3.3 All merchandise, furniture, fixtures, effects and property of every kind, nature and description of Tenant and of all persons claiming through or under Tenant, except as herein otherwise provided, which may be on the Premises during the continuance of this lease or any occupancy by Tenant thereof, shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord; except to the extent such loss or damage (i) results from the negligence or willful act of Landlord, its agents, principals, partners, contractors, officers or employees or (ii) is covered by Landlord's insurance.

   3.4 So long as no default hereunder has occurred and is continuing, Tenant remains directly liable under the terms of this Lease and the use of the Premises by the proposed subtenant is consistent with the character and quality of the Building, Tenant may assign and/or sublet this Lease with the consent in writing of Landlord which consent will not be unreasonably withheld or delayed. Tenant shall reimburse Landlord promptly for reasonable legal or other expenses incurred by Landlord in connection with any request by Tenant for such consent. In all cases, 50% of any amounts received by Tenant in excess of its reasonable expenses in connection with such assignment or sublet and any other amounts paid to Landlord hereunder shall be paid to Landlord immediately on receipt. No assignment or subletting shall in any way impair the continuing primary liability of Tenant and no consent to any assigning or subletting in a particular instance shall be deemed to be a waiver of the obligation to obtain the Landlord's approval in the case of any other assignment or subletting.

   3.5 Tenant shall conduct its business within the Premises in conformance with all state and municipal laws and with all requirements of any public body or officers having jurisdiction over the Premises and in conformance with the requirements or regulations of any Board of Fire Underwriters or insurance company insuring the Premises at the time, all at Tenant's own expense without reimbursement from Landlord.

   3.6 Tenant shall permit Landlord and its agents to enter and examine the Premises after reasonable notice, at reasonable times and, to show the Premises to prospective tenants during the one (1) year preceding expiration of the term and to prospective purchasers and mortgagees at all reasonable times, provided such access shall not interfere with Tenant's business activities. Except in emergencies, Landlord shall enter the Premises on business days only after reasonable notice to Tenant and only in the company of an employee or agent of

Tenant. In emergency situations, Landlord will attempt to give Tenant telephone notice before entering the Premises. Tenant shall further permit Landlord's agent entry into the Premises for the purposes of cleaning, maintaining and repairing the Premises. All such work performed by Landlord shall be performed in such manner and at such time to minimize interference with Tenant's use and occupancy of the Premises and not reducing the size or appearance of the Premises. Tenant may impose additional reasonable restriction on Landlord's entry and work to protect Tenant's security and equipment and avoid unreasonable disruption of Tenant's business. Landlord, its officers, principals, partners, contractors, agents or employees shall not enter into any part of the Premises which Tenant designates a confidential area unless accompanied by a representative of Tenant. Tenant agrees to provide such a representative promptly on request.

   3.7 If Tenant shall at any time default in the performance of Tenant's obligations (other than for payment of rent and additional rent) and fails within thirty (30) days after written notice from Landlord to commence to cure, or if commenced fails to diligently pursue such cure, Landlord shall have the right, after first giving Tenant ten (10) days written notice of such default (unless such default materially endangers the Premises or Landlord's interest therein, in which case no such notice shall be required, but Landlord shall make all reasonable efforts under the circumstances to notify by telephone or otherwise), to perform such obligation notwithstanding the fact that no provision for such substituted performance by Landlord is made in this Lease with respect to such default. Tenant shall not be deemed in default with respect to any default not requiring the payment of money which Tenant timely commences to cure and pursues such cure diligently to completion. In performing any Tenant obligation Landlord may make any reasonable payment of money or perform any other reasonable act. All sums so paid by Landlord and all necessary incidental costs and expenses in connection with the performance of any such act by Landlord shall be deemed to be additional rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving or releasing Tenant from any of its obligations under this Lease.

   3.8 If any installment of rent, additional rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five
(5) days after said amount is due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the amount due. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall not constitute a waiver of Tenant's default with respect to such overdue amount. Any payment of money due hereunder which is not paid within thirty (30) days of the due date and ten (10) days after written notice of such default from Landlord to Tenant given any time after such payment is due shall bear interest at the rate then designated by the First National Bank of Boston as its prime rate of interest plus six percent (6%) per annum in addition to any late charge.

   3.9 Upon the expiration or other termination of the term of this Lease, Tenant shall quit and surrender to Landlord the Premises, broom clean, in good order and condition, ordinary wear and tear, casualties not the fault of Tenant or covered by insurance or resulting from a taking or attributable to Landlord excepted. Tenant shall remove all of its property, including at Landlord's request, any alterations or additions made by Tenant after the commencement of the term hereof (but not pursuant to Article VIII) as to which Landlord advised Tenant that removal would be required at the time such alterations or additions were made. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease. If the last day of the term of this Lease or any renewal thereof falls on Sunday, this Lease shall expire on the business day immediately preceding. If Landlord elects to treat Tenant as a holdover for a further term, any concession of rent or agreement in respect of decorations or the like in the initial term shall not apply to such holdover. Rent during such holdover term shall be 1.5 times the rent paid, including fixed rent and additional rent during the last preceding period.

   3.10 Tenant further covenants and agrees:

   a) Subject in each instance to applicable governmental law and regulations, to use the Premises only for general office purposes.

   b) Not to make any alterations or additions affecting basic building systems or the structure of the Building without the prior written consent of Landlord and not to make or permit any other alterations or additions without the prior written consent of Landlord which consent shall not be unreasonably withheld or delayed. In each instance, all work to be performed in accordance with plans and specifications and by mechanics reasonably acceptable to Landlord.

   c) Not to permit or suffer any lien to be placed upon the Building or lot as a consequence of any activity of Tenant, its agents, employees and/or subcontractors and to promptly cause any such lien to be discharged or bonded with or without the request of Landlord.

   d) Not to place on the Premises any placard or sign advertising that the Premises or any part thereof may be sublet.

   e) Not to place on the Premises any draperies, venetian blinds, curtains or similar furnishings visible from the exterior of the Building without the written consent of Landlord not to be unreasonably withheld or delayed.

   f) Not to injure, overload, deface or permit to be injured, overloaded or defaced, the Premises, and/or improvements and not to make any holes in the outside stone or brickwork, or place any awnings on or suspended from the Building except such and in such places as Landlord shall in writing first approve; and not to make, allow or suffer any waste or any unlawful, improper or offensive use of the Premises or any occupation or unoccupancy thereof that shall be injurious to any person or property or invalidate any insurance on the Building or increase the premium thereof.

   g) Tenant shall follow reasonable rules and regulations, applicable to all tenants in the Building, of which it has received a copy, established by the Landlord from time to time with thirty (30) days written notice of change, for the operation of the Building. Landlord reserves the right to make reasonable modifications which shall be binding upon all Tenants upon delivery of a copy of them to each tenant. Rules must be uniformly applied and enforced. A copy of the current Rules and Regulations is attached as Exhibit E. In the event of any inconsistency between this Lease and such Rules and Regulations, this Lease shall govern.

   h) To reimburse Landlord, as additional rent, promptly on demand for all reasonable legal, engineering and other professional services expenses incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder to assign this Lease or to make any alterations or modifications to the Premises.

   3.11 Landlord and Tenant agree from time to time, upon not less than ten
(10) days prior written request by the requesting party, to execute, acknowledge and deliver to the other party a statement in writing certifying that this Lease is unmodified and in full force and effect and that certifying party knows of no defenses, offsets or counterclaims against its obligations to pay the fixed and additional rent and any other charges and to perform its other covenants under this Lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if they know of any defenses, offsets, or counterclaims, setting them forth in reasonable detail), and the dates to which the fixed and additional rent and other charges have been paid.
Any such
statement delivered pursuant to this Section 3.9 may be relied upon by any prospective purchaser or mortgagee of the Premises, Building and Lot or one or more of them, or any prospective assignee of any such mortgage or any subtenant or assignee of this Lease. From time to time, but not more than once in each calendar year, Tenant shall supply Landlord with financial statements reflecting the balance sheet and then current operating results for the Tenant.

   3.12 Tenant shall not cause or permit any Hazardous Substances to be used, stored, generated or disposed of on or in the Premises by Tenant, Tenant's agents, employees or contractors, without first obtaining in each instance Landlord's written consent. Tenant may, without Landlord's consent, store and use in accordance with all applicable law Hazardous Substances normally used in general office operations conducted on the Premises, in quantities normally associated with office use, as long as (a) such operations are within the scope of the uses permitted under this lease and (b) in doing so, Tenant complies with all provisions of this Section 3.12. Landlord agrees that in the event it consents to the use, storage or generation of Hazardous Substances beyond the minimal quantities referred to above by any tenant of the Property, it will advise Tenant of such consent. Landlord has not, as of the date hereof, issued any such consents to anyone and, agrees to advise Tenant in the event such consent is granted in the future. Any such use, storage, generation or disposal of Hazardous Substances shall comply with all applicable federal, state and local laws and regulations. If Tenant or Tenant's agents, employees or contractors use, store, generate or dispose of Hazardous Substances on or in the Premises, or if the Premises become contaminated in any manner for which Tenant is legally liable, Tenant shall indemnify and hold harmless the Landlord from any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses arising during or after the term and arising as a result of such contamination by Tenant. This indemnification includes, without limitation, any and all costs incurred due to any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision. Without limitation of the foregoing, if Tenant causes or permits the presence of any Hazardous Substance on the Premises and such results in contamination, Tenant shall promptly, at its sole expense, take any and all necessary actions to return the Premises to the condition existing prior to the presence of any such Hazardous Substance on the Premises. Except in the case of an emergency, Tenant shall first obtain Landlord's approval for any such remedial action, which approval shall not be unreasonably withheld or delayed and which in any event shall be granted if the regulatory authorities with jurisdiction have approved the proposed remedial action. Tenant shall not have any responsibility or liability for any Hazardous Substance brought upon, generated or disposed of on or from the Premises, Building or Property after the date hereof by any party, other than Tenant or Tenant's agents, employees or contractors.

   Landlord recognizes that the motor vehicles of Tenant and Tenant's employees, guests and agents which will be parked on the lot from time to time contain Hazardous Substance. The parking and operations of such vehicles in a manner customary in a suburban office building parking lot shall not require Landlord assent. No servicing of motor vehicles shall be allowed on the Property. Tenant shall require its employees, agents and guests to refrain from servicing vehicles or causing vehicles to be serviced on the Property.

   As used herein, "Hazardous Substance" means any substance which is toxic, ignitable, reactive, or corrosive and which is regulated by an local government, the Commonwealth of Massachusetts, or the United States government. "Hazardous Substances" includes any and all material or substances which are defined as "hazardous waste", "extremely hazardous waste or a "hazardous substance" pursuant to state, federal or local governmental law. "Hazardous Substance" includes but is not restricted to asbestos, polchlorobiphenyls ("PCB's") and petroleum.

   To the best of Landlord's knowledge and belief, Landlord represents and warrants to Tenant that (i) no investigative order, settlement, agreement, enforcement order or litigation with respect to Hazardous Materials or Substances is proposed, threatened, anticipated or in existence with respect to the Premises or the Building or Lot; and (ii) no notice, demand, claim, citation, complaint, request for information or similar communication has been received by Landlord with respect to Hazardous Materials or Substances in, on, under or at the Building, the Premises or the Lot.

   3.13 At Landlord's request, in consideration of entering into this Lease, Tenant shall execute and deliver to Landlord a Bill of Sale transferring to Landlord all Tenant's right, title and interest in and to any equipment, furniture and fixtures used in connection with the operation of the cafeteria in the Building.

                                  ARTICLE IV
              DAMAGE OR DESTRUCTION BY EMINENT DOMAIN, FIRE OR CASUALTY

   4.l In the event that the Premises, or any material part thereof, including access to the Premises, shall be taken by any public authority or for any public use, or shall be destroyed or damaged by fire or unavoidable casualty, or by the action of any public authority, then this Lease may be terminated at the election of Landlord. In the event such taking, fire or casualty results in a condition that the Premises cannot be restored to a condition rentable for Tenant's use and occupancy within three months of such taking, fire or casualty this Lease may be terminated at the election of Tenant. Landlord or Tenant's election shall be made by the giving of written notice to the other party within thirty (30) days after the event causing the damage or the date of taking. If Landlord or Tenant exercises such election, this Lease shall terminate, in the case of a taking, when the Tenant is required to vacate such portion of the Premises, and in the case of such damage or destruction, on that date designated in its notice of termination, which shall be not more than thirty (30) days after the date of such damage or destruction. In the event Tenant's access or egress is materially reduced or parking is reduced and reasonably equivalent substitute access egress and/or parking as the case may be are not furnished within the applicable time period, Tenant may terminate this Lease on sixty (60) days notice to Landlord.

   4.2 If this Lease is not terminated pursuant to the provisions of Section 4.l, this Lease shall continue in force and a just proportion of the rent reserved, according to the nature and extent of the damages sustained by the Premises building services and common areas, shall be suspended or abated from the date of such loss or taking, until the Premises, or what may remain thereof, shall be put by Landlord in proper condition acceptable to Tenant for use, which Landlord covenants to do with reasonable diligence subject to zoning and building laws then in existence. In the case of a taking which permanently reduces the floor area of the Premises, the rent shall be abated for the remainder of the term in proportion to the amount by which the floor area has been reduced.

   4.3 Irrespective of the form in which recovery may be had by law, all rights to damages or compensation shall belong to Landlord in all cases, except for damage to Tenant's fixtures, property or equipment, and for damages, if any, awarded for relocation expenses and business interruption for which Tenant shall be entitled to bring a separate action, provided that the same shall not reduce the damages or compensation which Landlord would otherwise recover. Tenant hereby grants to Landlord all of Tenant's rights to such damages and covenants to deliver such further assignments thereof as Landlord may from time to time request.

                                    ARTICLE V
                                     DEFAULT

   5.l(a) If Tenant shall default in the performance of any of its obligations set forth in Article II hereof, and if such default shall continue for ten (10) days after written notice from Landlord, or if for a period of thirty (30) days after written notice from Landlord to Tenant specifying any other default which Tenant does not, within such thirty (30) day period, commence the correction of, and thereafter diligently pursue such correction of to completion, or (b) if any assignment shall be made by Tenant for the benefit of creditors, or (c) if the Tenant's leasehold interest shall be taken on execution or (d) a petition is filed by Tenant for adjudication as a bankrupt or for an Order for Relief or for reorganization of an arrangement under any provision of the Bankruptcy Act as then in force and effect, or (e) any involuntary petition under any of the provisions of the said Bankruptcy Act is filed against Tenant and such involuntary petition is not dismissed within sixty (60) days thereafter, then and in any of such cases Landlord may lawfully, immediately or at any time thereafter, and without further notice or demand, and without prejudice to any other remedies either enter into and upon the Premises or any part thereof, or mail a notice of termination addressed to Tenant at the Premises, and upon such entry or mailing this Lease shall terminate, cease and be at an end. Without mitigating any default of Tenant respecting Article II, Landlord agrees to give Tenant written notice of such default in a timely fashion. In the event that this Lease is terminated under any of the foregoing provisions contained in this Article V, or otherwise for breach of Tenant's obligations hereunder, Tenant covenants and agrees after any such termination to pay punctually to Landlord all the sums and perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same times as if this Lease had not been terminated through to cancellation. In calculating the amounts to be paid by Tenant under the foregoing covenant, Tenant shall be credited with any rent and additional rent actually obtained by Landlord by reletting the Premises, after deducting the reasonable expenses of collecting the same. Tenant further covenants as an additional and cumulative obligation upon Tenant's failure to meet any of its obligations under the foregoing covenant to pay forthwith to Landlord as compensation the total rent due for the residue of the term subject to amounts recovered by reletting. This covenant shall run with the land. Nothing herein contained shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency or arrangement with creditors as liquidated damages by reason of such determination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amounts referred to above.

   (b)  TERMINATION

   It is understood and agreed that at the time of the termination or at any time thereafter, Landlord may re-let the leased premises, and for the balance of the term hereof and thereafter, Landlord may rent the Premises, and for a term which may expire after the expiration of the term of this Lease, without releasing Tenant from any liability whatsoever except as otherwise provided herein, that Tenant shall be liable for any expenses reasonably incurred by Landlord in connection with obtaining possession of the Premises, with removing with reasonable care from the Premises property of Tenant and persons claiming under it (including warehouse charges), with putting the leased premises into good condition for reletting, and with any reletting costs. Rent from any reletting shall be applied first to amortize the foregoing expenses and then to the payment of rent and all other payments due from Tenant to Landlord. Landlord agrees to amortize the costs of releasing the premises over the term of any new lease. Landlord agrees to use reasonable diligence to re-let the leased premises and to mitigate damages hereunder. In no event shall Tenant's obligations with respect to the Lease extend beyond the term existing at the time of termination.

   5.2 If the Landlord shall default in the performance of any of its obligations under this Lease for more than thirty (30) days after receipt of written notice from Tenant specifying such default, unless the default is of such a nature that it cannot be cured in such thirty (30) day period provided Landlord commences to cure such default within thirty (30) days of receipt of Tenant's notice, and thereafter diligently pursues such cure to completion, Tenant may, after the expiration of such thirty (30) day period, cure the default of Landlord, provided, however, that if as the result of Landlord's default a condition exists which, if not cured, would be dangerous or would prevent Tenant from occupying the Premises for the intended purposes, Tenant may upon such notice as is reasonable under the circumstances, cause such default to be cured. Landlord shall pay to Tenant all reasonable costs and expenses incurred by Tenant in curing such defaults within thirty (30) days of receipt of Tenant's invoice therefore in reasonable detail.

                                    ARTICLE VI
                               COVENANTS OF LANDLORD

   6.1   OPERATIONS AND CLEANING SERVICES

   Landlord shall operate the Building in accordance with standards equivalent to comparable first class buildings in the suburban Boston, Massachusetts, area. The Landlord shall cause cleaning services to be provided to the Premises as described in Exhibit B and charged to Tenant as part of Operating Costs.

   6.2 OTHER SERVICES

   The Landlord shall cause other services as set forth in Exhibit C to be furnished to the Tenant and they shall be included as part of Operating Costs.

   6.3 ADDITIONAL SERVICES

   At Tenant's request and upon reasonable notice, Landlord will provide Heating, Ventilating and Air Conditioning earlier or later than the hours provided in Exhibit C (hereinafter called "Overtime HVAC").

   Tenant shall reimburse Landlord as additional rent for the charges of Overtime HVAC as reasonably set by Landlord from time to time. The charges for Overtime HVAC at the commencement of the term is $25 per hour.

   Upon reasonable advance notice from Tenant, Landlord will furnish other services to the Premises on days and at times other than as provided in Exhibits B and C, and Tenant shall on demand and as additional rent pay to Landlord, on account thereof, the actual costs for such additional services as determined in good faith by the Landlord's accountants. Landlord shall provide Tenant a statement in reasonable detail of the costs for such additional services. The cost of all additional services pursuant to this
Section 6.3 shall be billed directly to Tenant and shall not be deemed to be an Operating Cost.

   Tenant shall designate in writing to Landlord the name of Tenant's authorized representative to request additional services. Tenant shall not be responsible for the cost and expense of additional services not requested in writing by Tenant's authorized representative. Under no circumstances Landlord shall be obligated to provide additional service not requested by Tenant's authorized representative. To the extent possible Landlord agrees to pro-rate charges for additional services to other Tenants in the Building requesting similar services to those requested by Tenant if both requests are for the same time period. Charges for additional services shall not exceed Landlord's actual cost for such services. In no case, shall Tenant be charged for additional services used solely by Landlord in connection with Landlord's obligations under this Lease.

   6.4   REPAIRS AND MAINTENANCE

   At Landlord's expense except to the extent provided in Section 2.2.5, Landlord shall maintain the exterior of the Building, together with all landscaping and parking area adjacent to the Building, and all common areas of the Property in good order (including snow removal) and repair; make all structural repairs (including all subsurface repairs) to the Building, including but not limited to, all repairs to the foundation, roof, leaks in the balconies, structural components, exterior walls, and common area doors and windows; make all repairs (including all subsurface repairs) and maintenance to electric wiring, risers, plumbing, heating, air-conditioning
(HVAC) and all other building system serving the Premises to the extent such repair and maintenance is not the result of or caused by (i) misuse of the Premises by the Tenant, or (ii) any leasehold improvements constructed by Tenant; and shall take such action as may be required, and in the absence of a specific governmental directive as Landlord deems appropriate, to comply with applicable state and municipal laws or requirements of any public body or authority having jurisdiction over the Premises, to the extent such violations are not caused by (i) misuses of the Premises by the Tenant, or
(ii) the leasehold improvements constructed by Tenant. Landlord shall replace, repair and maintain the HVAC System and the various components of the HVAC system serving the Premises and Building. Provided that the Tenant improvements constructed by Tenant are designed and built to meet the performance specifications in Exhibit F, Landlord shall operate the HVAC system so as to provide comfortable temperature and humidity for normal office usage in the Premises and building at a level consistent with first class suburban office buildings in the suburban Boston area. Landlord shall have no liability to Tenant for damage caused by leaks existing on the date hereof unless and until such leaks reappear after the same have been repaired.

   Tenant shall promptly notify Landlord of the necessity of any repairs to the Premises which Tenant may have knowledge and for which Landlord may be responsible under the provisions of this paragraph. Tenant shall reasonably endeavor to notify Landlord of any conditions in the Building (outside the Premises) and Lot of which it has knowledge requiring Landlord attention.

   Tenant shall be responsible for the operation, maintenance and repair of any special or supplemental HVAC system or special or supplemental electrical, plumbing or heating system, or portion thereof, installed by or for Tenant which serves the Premises exclusively.

   6.5   INTERRUPTION OF SERVICES

   Landlord does not warrant that any of the services provided by Landlord under the terms of this Lease will be free from interruptions caused by repairs, renewals, improvements, alterations, strikes, lockouts, accidents, inability of Landlord to obtain fuel or supplies or other cause or causes beyond the reasonable control of Landlord.

   Landlord shall promptly remedy any failure to provide services diligently, expeditiously and in a good and workmanlike manner without undue interference with Tenant's use of the Premises.

   Landlord shall notify Tenant reasonably in advance of any scheduled interruption or cessation of a particular service.

   6.6   LANDLORD'S INDEMNITY

   The Landlord shall indemnify and save harmless the Tenant, its partners, officers, agents and employees of the Tenant, from and against all claims, expenses or liability of whatever nature resulting from any act, omission or negligence of the Landlord, or the Landlord's contractors, licensees, agents, servants or employees, or the failure of the Landlord or such persons to comply with any rule, order, regulation or lawful direction now or hereinafter in force of any public authority, to the extent the same are related directly to the Property or the Landlord's use or management thereof, or arising directly or indirectly from any accident, injury or damage, however caused, to any person or property on or about the Premises; provided, however, that in no event shall the Landlord be obligated under this Section
3.2 to indemnify the Tenant, its agents, principals, partners, officers, employees, or representatives of the Tenant where such claim, expense or liability arose from any default, act, omission, fault, negligence or other misconduct of the Tenant, Tenant's agents, principals, partners, officers, employees, or representatives on or about the Premises or the Building.

   This indemnity and hold harmless agreement shall include indemnity against all reasonable expenses and liability incurred in or in connection with any such claim or proceeding brought thereon and the defense thereof with counsel reasonably acceptable to the Tenant or counsel selected by an insurance company which has accepted liability for such claim.

   6.7 In every instance where Landlord is performing an obligation or exercising a right under the Lease, Landlord shall endeavor to do so in a manner which does not unreasonably disrupt the operation of Tenant's business.

                                    ARTICLE VII
                                   MISCELLANEOUS

   7.l   Any consent or permission by Landlord or Tenant to any act or omission which otherwise would be a breach of any covenant or condition herein, or any waiver by Landlord or Tenant, as the case may be, of the breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or conditions herein, or otherwise, except as to the specific instance, operate to permit similar acts or omissions.

   7.2 This Lease shall be subject and subordinate to any first mortgage that may hereafter be placed upon the Property granted to a bank, insurance company, or institutional lender of like character, provided that such mortgagee enters into a subordination non-disturbance and attornment agreement with Tenant or other agreements which have the affect of recognizing and protecting Tenant's rights hereunder with no material adverse change to the Premises or economics (i.e. rent, hours of operation, size and condition of Premises, length of term and lease rights) of this Lease (such agreements shall be deemed in compliance herewith if the same are on forms customarily used for such by the mortgagee in question and are otherwise reasonable to Tenant and Landlord and give effect to this paragraph). This Section shall be self-operative, but in confirmation thereof, Tenant shall execute and deliver whatever instruments may be required to acknowledge such subordination in recordable form.

   7.3 It is agreed that the agreements and conditions in this Lease contained on the part of Tenant to be performed and observed shall be binding upon Tenant and its successors and assigns and shall inure to the benefit of Landlord and its successors and assigns, and the agreements and conditions in this Lease contained on the part of Landlord to be performed and observed shall be binding upon Landlord and its successors and assigns and shall inure to the benefit of Tenant and its successors and assigns. If at any time or times during the term Landlord shall be the trustee of a trust or a partnership, Tenant agrees that only the trust estate of Landlord or the partnership (and not the individual partners), as the case may be, shall be liable for the performance of Landlord's obligations hereunder, and that in no event shall any trustee or beneficiary of such trust or any partner of such partnership be individually liable hereunder, and Tenant further agrees that the Landlord named herein and any subsequent Landlord shall be liable hereunder only for obligations accruing while owner of the Premises and only to the extent of Landlord's interest in the Property. No holder of a mortgage of the Landlord's interest shall be deemed bound by the provisions of this Lease and the obligations of the Landlord hereunder until such holder shall have taken possession of the Premises or acquired indefeasible title to the Premises.

   7.4   BROKERAGE

   Landlord and Tenant warrant to each other that they have had no dealings with any broker or agent in connection with this Lease or the NYL Lease except NYL has been represented by Cushman & Wakefield of Massachusetts, Inc., Landlord has been represented by Palladins, Inc., and Tenant has been represented by Fallon, Hines & O'Connor, Inc. and Palladins, Inc. Each covenant to defend with counsel reasonably acceptable to the other and hold harmless and indemnify each other from and against any and all costs, expense or liability for any compensation, commission and charges claimed by any other broker or agent with respect to any other dealings in connection with this Lease or the negotiation thereof. Landlord and Tenant shall pay all commissions due to Cushman & Wakefield of Massachusetts, Inc. and Palladins, Inc. and Fallon, Hines & O'Connor, Inc. as provided in the Preliminary Letter Agreement.

   7.5   LEASE NOT TO BE RECORDED

   Tenant agrees that it will not record this Lease. Both parties shall simultaneously herewith execute and deliver a notice or short form of this Lease in such form, if any, as may be permitted by applicable statute. If this Lease is terminated before the term expires, the parties shall execute, deliver and record an instrument acknowledging such fact and the actual date of termination of this Lease.

   7.6   SEVERABILITY

   It is agreed that if any provision of this Lease shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provision of this Lease, all of which other provisions shall remain in full force and effect; and it is the intention of the parties hereto that if any provision of this Lease is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which would render it valid.

   7.7   SUBMISSION NOT AN OPTION

   The submission of this Lease or a summary of some or all of its provisions for examination does not constitute a reservation of or option for the Premises, or an offer to lease, it being understood and agreed that this Lease shall not bind Landlord or Tenant in any manner whatsoever until it has been approved and executed by Landlord and Tenant and delivered to Tenant.

   7.8   TIME

   In any instance herein where a reference is made to days, it shall mean calendar days. Any period ending on a Saturday, Sunday or holiday will be extended to the next business day.

   7.9  QUIET ENJOYMENT

   Landlord warrants it has the right to enter into this Lease. Landlord covenants that Tenant on paying the rent and performing the Tenant obligations in this Lease, shall peacefully and quietly have, hold and enjoy the Premises without interference from Landlord or any other entity acting at Landlord's direction or with Landlord's authority, subject to all of the terms and provisions hereof. Tenant shall have access and the right to utilize the Premises twenty-four hours each and every day during the term hereof.

   7.10 REDUCTION OF SPACE

   Tenant acknowledges that NYL has the option under the NYL Lease to expand and occupy either the portion of the Premises on the first floor of the Building described in Exhibit A-2 attached hereto and made a part hereof or the entire balance of the Building subject to the following terms and conditions:

       (i) Upon NYL becoming obligated to pay rent on such space, the fixed rent shall be adjusted as provided in Exhibit 1 and Tenant's proportionate share of Operating Costs shall be adjusted appropriately;

      (ii) Upon exercise of such option, Landlord and Tenant shall pay when due all brokerage commissions under the Preliminary Letter Agreement;

      (iii) NYL may exercise the option to expand only between May 1, 1997 and August 31, 1997;

       (iv) Tenant shall receive at least seven (7) months prior notice of NYL's option to expand; and

        (v) In the event NYL occupies the entire Building or Phoenix sublets or assigns all of its rights under this Lease, Tenant shall deposit in escrow an amount equal to the balance of the fixed rent due hereunder with irrevocable instructions that the fixed rent be disbursed monthly to Landlord from such escrow or make other arrangements satisfactory to Landlord and Tenant for the payment of such rent.

   7.11  OTHER OBLIGATIONS

   The Tenant acknowledges that it has no right to extend the term of this Lease, and that any negotiation of an extension of this Lease will be subject to a right of first refusal on the part of NYL.

   7.12 Tenant agrees to pay to Landlord, immediately on demand as additional rent under this Lease, the amount of all reasonable costs and expenses, including reasonable fees and the expenses of legal counsel, incurred by Landlord in enforcing any of Landlord's rights or Tenant's obligations; provided Landlord prevails. Landlord shall pay to Tenant, immediately on demand, the amount of all reasonable costs and expenses, including reasonable fees and expenses of legal counsel, incurred by Tenant in enforcing any of Tenant's rights or Landlord's obligations hereunder, provided Tenant prevails.

   7.13 Tenant shall have the right to use the first floor lobby as a reception area subject to the reasonable approval of Landlord as to the appearances of, and the activities conducted within, such reception area by Tenant.

                                  ARTICLE VIII
                            NYL LEASEHOLD IMPROVEMENTS

   8.1 Tenant shall be responsible for reimbursing NYL up to $642,264 with respect to the tenant improvements in the space to be occupied by NYL. On the date hereof, Tenant shall deposit $642,264 into an escrow account to be maintained and disbursed in accordance with the terms of the Tenant Improvement Escrow Agreement attached hereto as Exhibit G.

                                    ARTICLE IX
                                     NOTICES

   9.l   All notices for Landlord shall be addressed to Landlord c/o
Prudential Real Estate Investors, Attention Vice President, Newark Realty Group Office, Gateway Three, 13th Floor, 100 Mulberry Street, Newark, New Jersey 07102, with a copy to Regional Counsel, RGO, (same address), and to Mark Rubin, Maric, Inc. 160 Commonwealth Avenue, Suite U9, Boston, MA 02116-2734. or to such other place as may be designated by written notice to Tenant; and all notices for Tenant shall be addressed to Tenant at 846 University Avenue, Norwood, MA 02081, Attn: Chairman and CEO, with a copy to Phoenix Technologies Ltd., 2770 De La Cruz Boulevard, Santa Clara, CA, Attn: General Counsel or to such other places as may be designated by written notice to Landlord. Any notice shall be deemed duly served when received or refused by the respective party by telecopy, federal express or messenger service or mailed postage prepaid registered or certified mail return receipt requested. Unless otherwise directed in writing, all rents shall be payable to Landlord its address indicated above.

                                 ARTICLE X
                       MUTUAL REPRESENTATION OF AUTHORITY

   10.1 Landlord and Tenant represent and warrant to each other that they have full right, power and authority to enter into this Lease without the consent or approval of any other entity or person and make these representations knowing that the other party will rely thereon.

   10.2 The signatory on behalf of Landlord and Tenant further represent and warrant that they have full right, power and authority to act for and on behalf of Landlord and Tenant in entering into this Lease. Landlord further represents that if the Landlord is a trustee under a trust, that the trusts do not terminate or provide for forfeiture either under the trust agreement or by operation of law during the period of this Lease.

                                ARTICLE XI
                            PARKING AND SIGNAGE

   11.1 During the term hereof, Tenant shall have the right to utilize parking in the Building main parking lot in common with the other tenant(s) of the Building on a first-come first-served basis.

   11.2 Landlord will, at its own expense, provide appropriate identification for Tenant in the lobby directories, consistent with that provided for other tenants of the Building.

   11.3 Tenant shall, at its cost and expense, remove its sign from the outside of the Building and from all common areas in the Building, including the main lobby, and in so doing will repair any damage caused thereby and restore the Building to its condition prior to the installation of such signs.

   11.4 Tenant shall have the right to maintain the existing sign bordering University Avenue during the entire term of the Lease and such sign shall not be obstructed by Landlord or any other entity.

                                 ARTICLE XII
                             RULES AND REGULATIONS

   Tenant agrees to abide by all rules and regulations of the Building and Project ("Rules and Regulations") imposed by Landlord as set forth in Exhibit E attached hereto, and as the same may be changed from time to time upon reasonable notice to Tenant. These Rules and Regulations are imposed for the cleanliness, good appearance, proper maintenance, good order and reasonable use of the Premises and the Property by all tenants and their employees and invitees. Landlord shall enforce these Rules and Regulations uniformly among tenants. Landlord shall not be liable for the failure of any tenant, its agents or employees to conform to the Rules and Regulations. The building is a non-smoking building and Tenant agrees to enforce a non-smoking policy within the Premises. Landlord shall enforce such a policy in the common areas and require other tenants to enforce such policy in their Premises.
The Premises shall be available to Tenant 24 hours per day every day of the year. In the event of conflict between any rule or regulation and this Lease, this Lease shall prevail.

                                  ARTICLE XIII

   13.1 This instrument contains the entire and complete agreement between the parties hereto and supercedes the Original Lease and, except as otherwise provided herein, the Preliminary Letter Agreement. This Lease may not be amended or modified except by a writing executed by Landlord and Tenant. Whenever the consent of either party is requested pursuant to this Lease, such consent shall not be unreasonably withheld or delayed. Landlord acknowledges that Tenant has satisfied all obligations under the Original Lease and Tenant shall have no further obligation or liability under the Original Lease, except for acts occurring prior to the Term Commencement Date of which Landlord is not aware.

   13.2  This Lease shall be governed by Massachusetts Law.

   Executed as a sealed instrument this 15th day of March, 1995.

   LANDLORD:

   THE PRUDENTIAL INSURANCE COMPANY
   OF AMERICA

   BY: /s/Gary H. Picone
       -----------------------
   TENANT:

   PHOENIX TECHNOLOGIES LTD.

   BY: /s/ Ronald D. Fisher
       -----------------------
   Its: Chairman and CEO

                                  EXHIBIT 1

                            846 UNIVERSITY AVENUE
                            NORWOOD, MASSACHUSETTS
                                REFERENCE DATA

Execution Date: March 15, 1995

Landlord:  The Prudential Insurance Company of America.

Tenant:    Phoenix Technologies Ltd.

Premises:  846 University Avenue, Norwood, Massachusetts [ ] rentable square feet on the first floor.

Tenant's Proportionate Share: 100% until the Adjustment Date, then 27.77% subject to further adjustment if the Premises are reduced as provided in
Section 7.10.

Term Commencement Date:  The date hereof

Term Expires:  July 27, 1998

Use of Premises:  General Office

Fixed Rent: At the annual rate of $2,780.70 per day from the Term Commencement Date through the Adjustment Date. Commencing on the Adjustment Date and continuing until July 27, 1998, the fixed rent shall be the sum of
(i) $15.98 per rentable square foot times the number of rentable square feet then occupied by Tenant plus (ii) $4.48 per rentable square foot times the number of rentable square feet in the Building occupied by NYL.

                                EXHIBIT A

Amended and Restated Lease Agreement
Phoenix Technologies Ltd.
846 University Avenue
Norwood, MA

                                EXHIBIT A-1

Amended and Restated Lease Agreement
Phoenix Technologies Ltd.
846 University Avenue
Norwood, MA

                                 EXHIBIT A-2

Amended and Restated Lease Agreement with
Phoenix Technologies Ltd.

                                 EXHIBIT B

                           CLEANING SPECIFICATIONS
                           846 UNIVERSITY AVENUE
                               NORWOOD, MA

                               Page 1 of 2


NIGHTLY CLEANING SERVICES

   LOBBY

       1. Clean entry door.
       2. Sweep and wash tile floor.
       3. Vacuum all carpets and entry mats.
       4. Wipe down reception desk and planter pots.
       5. Polish furniture and vacuum or brush upholstered furniture.

   OFFICE AREAS AND CONFERENCE ROOMS

       1. Vacuum all carpets.
       2. Empty and remove all trash to designated area, replace liners as necessary.
       3. Dust desks in offices, wash them if cleared off. Wipe down and polish conference room tables.
       4. Perform high-dusting on a rotating basis.
       5. Spot clean walls and light switches.
       6. Vacuum or brush all upholstered furniture on a rotating basis.
       7. Dust all flat surfaces, including window sills, heat registers, file-cabinets, partitions, etc.
       8. Wash glass partitions, wipe window ledges.
       9. Dust and wipe down water units.

   CORRIDORS

       1. Vacuum carpets.
       2. Brush upholstered furniture.
       3. Spot clean carpets as needed.

   DRINKING FOUNTAINS

       1. Clean and sanitize all fountains.

   ELEVATORS

       1. Wash down walls and doors.
       2. Wipe down all switches and buttons.
       3. Clean and polish tracks.
       4. Clean or vacuum floors.

   RESTROOMS

       1. Clean & disinfect all fixtures, floors, walls, partitions, dispensers and counters.
       2. Empty all trash and replace liners.
       3. Replenish all sanitary and paper products with customer provided supplies.
       4. Polish mirrors and all brightwork.
       5. Sweep and mop floors.
       6. Remove fingerprints and smudges from walls, doors and light switches.

    TILE FLOORS

       1. Damp mop nightly.

                                  EXHIBIT B

                            Cleaning Specifications
                             846 University Avenue
                                  Norwood, MA

                                 Page 2 of 2


WEEKLY CLEANING SERVICES

   ELEVATORS

      1. Clean ceilings and grills.

   ALL TILE FLOORS

      1. Spray buff.

OTHER CLEANING SERVICES

   LOBBY

      1. Machine scrub tile floor as needed.

   TILE FLOORS

      1. Strip semi-annually
      2. Scrub and re-coat as needed.

   OFFICE AREAS AND CONFERENCE ROOMS

      1. Wash trash receptacles inside and out as needed.

   RESTROOMS

      1. Machine scrub floors quarterly.

   CARPETS

      1. Shampoo semi-annually (rotary & extraction).

   DAY PORTER

      1. Services as in Tenant's existing cleaning contract.

                                 EXHIBIT C
                        LANDLORD'S OTHER SERVICES


The Landlord shall furnish elevator service.

The Landlord shall repair and maintain and keep clear the access roadways and drives and the parking areas, including without limitation, removal of snow and ice, adjacent to the Building in which the demised premises are located and treating of all sidewalk and parking areas.

The Landlord shall maintain the landscaping of the Property.

The Landlord shall furnish hot water and water at City temperature for ordinary cleaning, toilet, lavatory and drinking purposes. All water piping and equipment beyond Building Standard shall be installed and maintained by the Landlord at the Tenant's expense. The Landlord shall furnish Building Standard heat or air conditioning consistent with comparable First Class Office Buildings in the Norwood area as reasonably required for the comfortable occupancy of the Premises (subject to applicable governmental regulation of heating and air conditioning) during the hours of 8:00 a.m. to 6:00 p.m. Mondays through Fridays and 8:00 a.m. to 1:00 p.m. on Saturdays, State and Federal holidays excepted. Any costs Landlord incurs in providing same after Building Hours shall be paid by Tenant directly and not as an Operating Expense.

The Landlord shall maintain the Building's operating systems including the repair and replacement of all components thereof.

Landlord to provide and maintain a building directory in the main lobby identifying tenant.

Landlord to provide heating, air conditioning and lighting to common areas.

Landlord shall maintain and operate the first floor shower facilities provided that the expense thereof is entirely borne by the tenants in the Building as set forth elsewhere in this Lease.

Landlord shall provide pest extermination services.

Landlord shall provide a security system for the Building.

Landlord shall provide rubbish removal.

                                EXHIBIT D
                          (Deliberately Omitted)

                                 EXHIBIT E
                           Rules and Regulations


1. The sidewalks, plazas, entrances, lobbies, corridors, elevators, fire exits and stairways shall not be encumbered or obstructed by any tenant or its agents, employees, licensees or invitees, or be used for any purpose other than ingress to and egress from the Tenant's premises.

2. Building operating personnel are not authorized to receipt for shipments to or from the Building.

     Furniture, equipment and supplies, and other packages, materials and items requiring the use of a hand truck or other type of wheeled transporter, shall be moved in or out of the Building or between floors of the Building only upon the elevator or elevators designated by the Landlord for that purpose and then only during such hours and in such manner as may be reasonably prescribed by the Landlord and any damage to the Building or any part thereof caused by the moving in or out of the Building or between floors of the Buildings of said materials shall be repaired by the Landlord at the reasonable expense of the tenant responsible therefore.

3. If a Tenant's premises becomes infested with vermin due to Tenant's own misuse of the premises, such tenant, at its sole cost and expense, shall cause its premises to be exterminated by such exterminators as shall be approved by the Landlord at such times and to such extent as the Landlord deems necessary to exterminate the vermin.

4. No animals or birds shall be allowed in the corridors, lobbies, elevators, or elsewhere in the Building.

5. Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.

6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweeping, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures by Tenant, its servants, employees, agents, visitors of licensees, shall be borne by Tenant.

7. Each tenant shall, at its expense, provide artificial light for the employees of Landlord while doing janitor's service or other cleaning and in making repairs or alterations in said premises.

8. Typical floors are designed to carry live loads not exceeding eighty pounds per square foot. The slab on grade first floor is designed to carry live loads not exceeding 100 pounds per square foot. Safes and other especially heavy items shall not be located in the Premises without Landlord's prior written approval. Landlord represents that Tenant's initial occupancy, exclusive of any equipment not shown on Tenant's plans, will not exceed the building load capacity.

9. Each tenant shall be responsible for all persons which it has authorized to have access to the Building and shall be liable to Landlord for all of their acts while in the Building. Landlord may require all persons given access to the Building during non-business hours to sign a register on entering and leaving the Building.

10. No curtains, blinds, shades or screens other than those furnished by Landlord shall be attached to, hung in or used in connection with, any window or door of the Premises, without the prior written consent of Landlord. Such curtain, blinds, shades, screens or other fixtures must be of a quality type, design and color, and attached in the manner approved by Landlord.

11. Tenants may be requested to assign from among their employees personnel to perform specific tasks required by the Building's emergency evacuation plan.

12. The Landlord reserves the right at any time to change, rescind or waive any one or more of these rules and regulations, and to make such other and further reasonable rules and regulations as its judgment from time to time be necessary for the safety, care, convenience or cleanliness of the Building or for the preservation of comfort of good order therein.
     The Landlord shall not be liable to any tenant for violation of the same by any other tenant, its agents, employees, licensees or invitees. In the event of any changes to these rules and regulations, Landlord agrees to give Tenant 30 days advance written notice of such change. In the event of any conflict between the rules and regulations and the Lease, the Lease shall govern. Landlord agrees to uniformly enforce these Rules and Regulations to all tenants in the project.

13. The Building is a Non-Smoking Building. Landlord requests the cooperation of all tenants in enforcing a non-smoking policy.

                                  EXHIBIT G
                     TENANT IMPROVEMENT ESCROW AGREEMENT


   This Tenant Improvement Escrow Agreement (this "Agreement") is made and entered into as of March --, 1995, by and among The Prudential Insurance Company of America, a New Jersey corporation ("Prudential"), NYL Benefit Services Company, Inc., a Massachusetts corporation ("NYL"), Maric Inc., a Massachusetts corporation (the "Escrow Holder") and Phoenix Technologies Ltd. a Delaware corporation ("Phoenix"), with reference to the following facts:

A. Prudential is the owner of the building (the "Building") located at 846 University Avenue, Norwood, MA, and Phoenix is currently the tenant of the entire Building.

B. Maric has entered into a Real Estate Purchase Agreement with prudential pursuant to which Maric will acquire the Building. In connection with such acquisition and at the request of Phoenix, Maric has negotiated, and Prudential and NYL have entered into, a Lease Agreement of even date with NYL (the "NYL Lease") pursuant to which NYL will lease a portion of the space occupied by Phoenix. Maric and Phoenix have also negotiated, and Prudential and Phoenix have entered into, an Amended and Reinstated Lease of even date (the "Phoenix Lease") pursuant to which Phoenix will reduce the number of square feet rented by Phoenix in the Building. In consideration of reducing its rental obligation to Prudential, Phoenix has agreed to reimburse NYL for a portion of the tenant improvements to be constructed pursuant to the NYL Lease.

C. As security for Phoenix's performance of its obligation to reimburse NYL for such tenant improvements, Phoenix will establish an interest-bearing escrow account (the "ESCROW") with the Escrow Holder and deposit therein the amount of $642,264 (the "Escrow Amount") to be used only to pay for the actual cost of tenant improvement work ("TI Work") pursuant to the NYL Lease.

   Now, therefore, for and in consideration of the foregoing facts which are made a part hereof, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

   1. ESTABLISHMENT OF ESCROW. Upon execution of this Agreement, the Escrow Amount shall be delivered by Phoenix to the Escrow Holder to be held in Escrow.

   2. TENANT IMPROVEMENT DISBURSEMENTS. NYL shall be entitled to disbursements from the Escrow for reimbursement for tenant improvement expenditures pursuant to the NYL Lease upon the following specified conditions:

   (a) Upon notice to Escrow Holder, given no more frequently than monthly, and submission of paid invoices with respect to TI Work done through the date of such request, lien waivers evidencing payment from the general contractor for all costs in connection with the TI Work for which reimbursement is requested, and an inspection report of Escrow Holder or an inspecting architect or engineer selected by Escrow Holder (the reasonable cost of which shall be included in the disbursement) indicating that such work has been done in accordance with the requirements of the NYL Lease and the percentage of the TI Work which is complete through the date of such certificate (the "Percentage Completion"), an amount equal to the (i) Escrow Amount times the Percentage Completion, less (ii) any retainage applicable under the construction contracts for such TI Work, less (iii) the portion of the Escrow Amount theretofor distributed. No disbursement shall be made unless NYL has submitted reasonably satisfactory assurances to Escrow Agent that all amounts previously due with respect to such TI Work have been paid.

  (b) A final payment of the Escrow Amount shall be made upon notice to Escrow Holder, Prudential and Phoenix, accompanied by certificates of occupancy, paid invoices, final lien waivers from the general contractor evidencing payment of all costs in connection with the TI Work, and a reasonably satisfactory inspection report of Escrow Holder or an inspecting architect or engineer selected by Escrow Holder (the reasonable cost of which shall be included in the disbursement) indicating that such work has been done in accordance with the requirements of the Lease.

  (c) The parties hereto agree that ADD, Inc. shall serve as the inspecting architect for the TI Work as contemplated by Section 2(a) and (b) above, except that an engineer named by Landlord shall perform an inspection of the HVAC systems prior to the final payment contemplated by Section 2(b) above.

   3.  DISBURSEMENT FROM ESCROW. Upon receipt of the notice set forth in
SECTION 2, Escrow Holder shall determine within 5 days after receipt of such request that the documentation submitted for any disbursement establishes that the request is otherwise complete and, upon such determination, release to NYL the lesser of: (i) the amount provided in Section 2(a) above, or (ii) the remaining amount of the Escrow.

   4. DEFAULT. Notwithstanding any provision in this Agreement to the contrary, no release shall be made to NYL if there has been a default beyond the applicable grace period under the NYL Lease. Upon any such Default, the entire balance of the Escrow fund may be used by the then owner of the Building, in its sole discretion, to complete the TI Work. Escrow Holder is irrevocably authorized and directed to honor a withdrawal of funds from the Escrow at any time by such owner upon receipt of written notice from such owner that any such Default has occurred.

   5. INVESTMENT OF ESCROW. The Escrow shall immediately be invested, and shall remain invested until disbursed according to this Agreement, in a federally insured interest bearing account or in securities issued by the United States or an agency thereof with a remaining term to maturity of 90 days or less, or in other securities directed by Phoenix and approved by Prudential in writing, but in no event shall the maturities of any securities extend beyond 90 days. All interest and other investment income shall be paid to Phoenix immediately upon being credited to the Escrow Account.

   6. ESCROW HOLDER'S INSTRUCTIONS. This Agreement shall be delivered to the Escrow Holder and the provisions hereof shall constitute the escrow instructions to the Escrow Holder from the parties hereto; provided, however, that the parties shall execute such additional instructions as reasonably requested by the Escrow Holder not inconsistent with the provisions hereof. The Escrow Holder shall not be liable to either Phoenix or NYL in connection with the performance of any duty imposed on the Escrow Holder hereunder or any action taken by the Escrow Holder in good faith and in conformity with the provisions of this Agreement, except for the Escrow Holder's negligence or willful misconduct.

    7. FEES AND COSTS. Phoenix shall have no liability for any fees, costs and/or expenses of the Escrow Holder in connection with the performance of its duties under this Agreement and Phoenix shall not be responsible for any taxes imposed upon or assessed against the Escrow other than income taxes due on interest or other investment income paid to Phoenix from the Escrow.

   8. NOTICE. All notices shall be given in accordance with the provisions of the NYL Lease or the Phoenix Lease as applicable. Notices to Escrow Holder shall be addressed as follows:

          Maric, Inc.
          160 Commonwealth Avenue
          Suite U-9
          Boston, MA 02116

   9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same Agreement.

   10. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the heirs, personal representatives, successors and assigns of the parties hereto. Upon acquisition of the Building by Maric from Prudential, Prudential shall cease to be a party to this Agreement, Prudential shall have no further rights or obligations hereunder and Maric shall succeed to and assume all of Prudential's rights and obligations hereunder.

   11. CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

   12. PHOENIX OBLIGATIONS. Upon depositing the Escrow Amount in the Escrow Account, Phoenix shall have no further obligation or liability (under the Phoenix Lease or otherwise) with respect to any tenant improvement work for space demised to NYL in the Building.

     In witness whereof, the parties hereto have executed this Agreement as a sealed instrument as of the day and year first set forth above.

                                                  PHOENIX TECHNOLOGIES LTD.


                                                  By: _______________________


                                                  THE PRUDENTIAL INSURANCE
                                                  COMPANY OF AMERICA


                                                  By: _______________________

                                                  NYL BENEFIT SERVICES COMPANY,
                                                  INC.


                                                  By: _______________________
                                                      Name:
                                                      Title:

                                                  MARIC, INC.


                                                  By: _______________________
                                                      Name:
                                                      Title:
                                                      Hereunto duly authorized




     This exhibit shall be set forth above with the changes penned hereon and such other changes as are mutually agreeable to all parties.